Exhibit 10.2

STOCKHOLDERS AGREEMENT dated as of March 10, 2006 (this “Agreement”), between RCN Acquisition, Inc., a Delaware corporation (“Newco”), and the entities listed on Schedule A attached hereto (the “Stockholder”).

WHEREAS, Newco, Trilogy, Inc. and Artemis International Solutions Corporation, a Delaware corporation (the “Company”), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, each Stockholder is a beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder’s “Original Shares”, and together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement being referred to herein as such Stockholder’s “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Newco has requested that each Stockholder enter into this Agreement and take certain actions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

SECTION 1.                              Representations and Warranties of Each Stockholder.  Each Stockholder hereby, severally and not jointly, only as to itself, represents and warrants to Newco as follows:

(a)                                  Organization; Authority; Execution and Delivery; Enforceability.  Such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of such Stockholder and no other corporate, partnership or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Newco, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this

Agreement and compliance by such Stockholder with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or bound by or to which any of the properties or assets of such Stockholder is bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or judgment, in each case, applicable to such Stockholder or its properties or assets other than, in the case of clauses (ii) and (iii), conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or  delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under any applicable competition, merger control, antitrust or similar Law or regulation, and (2) filings with the SEC of such reports or other furnished or filed materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(b)                                 The Subject Shares.  As of the date hereof, such Stockholder is the beneficial and the record owner of the Original Shares and has good and marketable title to such Original Shares, free and clear of any Liens, other than Liens that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay, the consummation of any of the transactions contemplated by this Agreement. As of the date hereof, except as set forth on Schedule A hereto, such Stockholder does not own, of record or beneficially (i) any shares of capital stock of the Company other than the Original Shares or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company . Such Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) such Original Shares, and none of such Original Shares are subject to any voting trust or other legally binding agreement, arrangement or restriction with respect to the voting or the Transfer of such Original Shares, except as set forth in Sections 3 and 4 of this Agreement, and except for any such restrictions imposed by applicable securities Laws.

SECTION 2.                              Representations and Warranties of Newco.  Newco hereby represents and warrants to each Stockholder as follows: Newco has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by Newco, the consummation by Newco of the transactions contemplated by this Agreement and the compliance by Newco with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of Newco and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Newco and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Newco with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Newco under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Newco, (ii) any Contract to which Newco is a party or bound by or to which any of the properties or assets of Newco is bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or judgment, in each case, applicable to Newco or its properties or assets other than, in the case of clauses (ii) and (iii), conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of Newco to perform its obligations under this Agreement or (y) prevent or materially impede or  delay, the consummation of any of the transactions contemplated by this Agreement.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Newco in connection with the execution and delivery of this Agreement by Newco or the consummation by Newco of the transactions contemplated hereby, except for (1) filings under any applicable competition, merger control, antitrust or similar law or regulation and (2) filings with the SEC of such reports or other furnished or filed materials under the Exchange Act as may be required in  connection with this Agreement and the transactions contemplated hereby.

SECTION 3.                              Covenants of Each Stockholder.  Except as may otherwise be consented to by Newco in writing, such Stockholder, only as to itself, covenants and agrees as follows:

(a)                                  At any meeting of the holders of the Company Common Stock and the holders of the Preferred Stock of the Company (together, the “Stockholders Meeting”) called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement (including the treatment of the Subject Shares), or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

(b)                                 At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval

(including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to), any of the following (or any Contract to enter into, effect, facilitate or support any of the following): (i) any Alternative Proposal or (ii) any amendment of the Company’s Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction is reasonably likely to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to dilute in any material respect the benefits to Newco of the Merger and the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock or the Preferred Stock (collectively, “Frustrating Transactions”).

(c)                                  Such Stockholder shall not (i) prior to the Stockholders Meeting, sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Newco on terms substantially identical to the terms of this Agreement or agrees to become a party to this Agreement pursuant to a joinder agreement satisfactory to Newco or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Alternative Proposal or Frustrating Transaction with respect to any Subject Shares, other than pursuant to this Agreement.

(d)                                 Subject to Section 3(h) with regard to Proha Plc (“Proha”), such Stockholder and its subsidiaries (other than the Company which is subject to restrictions in the Merger Agreement) shall not, nor shall such Stockholder or any of its subsidiaries authorize or direct any person or permit any Representative of such Stockholder or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Alternative Proposal or Frustrating Transaction or the making of any inquiry or proposal that could reasonably be expected to lead to a Alternative Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Newco or its Representatives or the Company or its Representatives) any information with respect to any Alternative Proposal or Frustrating Transaction. Notwithstanding the foregoing and notwithstanding Section 3(e), nothing in this Agreement shall limit or restrict any person that is a director of the Company from acting in his or her capacity as a member of the Board of Directors of the Company.

(e)                                  (i)                                     Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

(ii)                                  Such Stockholder shall not, and such Stockholder shall not permit any of its subsidiaries (other than the Company) to, or authorize or direct any person or permit any director, officer or employee of such Stockholder or any of its subsidiaries or any  Representative of such Stockholder or any of its subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or any of the transactions contemplated by this Agreement without the prior written consent of Newco, except as may be  required by applicable Law, applicable stock exchange rules, or court process.

(f)                                    In the case of Proha, such Stockholder acknowledges and agrees that (i) its rights under the Share Exchange Agreement executed between Opus360 Corporation and Proha Plc, dated as of April 11, 2001, as amended July 10, 2001, shall terminate as of the Closing with no further force or effect, including without limitation any rights it may have under Section 8.3 thereof and (ii) its rights under the Bylaws adopted on July 25, 2002, as amended from time to time, including without limitation any rights it may have under Article III thereof or under the Certificate of Incorporation of the Company shall terminate as of the Closing with no further force or effect, and that in connection therewith the Certificate of Incorporation, Bylaws and Board of Directors of the Company shall be as set forth in the Merger Agreement.

(g)                                 Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

(h)                                 Notwithstanding Section 3(d), until 11:59 pm Pacific Time on March 31, 2006 (the “Proha Proposal Termination Date”), Proha may, directly or indirectly through one or more of its Representatives (which Representatives shall not include Cowen, Joseph or Kirkpatrick & Lockhart Nicholson Graham LLP or any other person that is also a Representative of the Company or the Company Board, but may include Pekka Pere and Olle Odman), subsidiaries or affiliates, (i) enter into discussions or negotiations regarding a Proha Proposal with any person (a “Third Party”), (ii) provide any information or data that has been posted to the virtual data room maintained by the Company in connection with the transactions contemplated by the Merger Agreement (“VDR Information”) to any of its Representatives or to any Third Party, if and only to the extent that, prior to providing such information or data, the Company Board receives from such person an executed confidentiality agreement on terms substantially similar and no less favorable to the Company than those contained in the Non-Disclosure Agreement (the “NDA Precondition”), (iii) propose a Proha Proposal to the Company Board, and (iv) in the event the Company Board, acting pursuant to Section 6.03 of the Merger Agreement, (x) elects to engage in discussions or negotiations regarding any Proha Proposal made in compliance with this Agreement, enter into discussions or negotiations with the Company Board regarding any such Proha Proposal, or (y) provides information or data other than VDR Information to Proha in response to any Proha Proposal made in compliance with this Agreement, provide any information or data so furnished to any of its Representatives, to any Third Party participating in any such Proha Proposal or to representatives thereof, provided that each such person satisfies the NDA Precondition. If Proha acts pursuant to this Section 3(h) and the conditions set forth in Section 6.03 of the Merger Agreement regarding the Company’s right to provide information or data and to answer questions  regarding such information or data in response to an actual or possible Proha Proposal are satisfied, the Company shall have the right to provide information or data and to answer questions regarding such information or data in response to an actual or possible Proha Proposal.  Parent and Newco agree not to contact any such Third Party in any matter related to this Agreement or to the Company during the duration of this Agreement or 30 days thereafter.  Nothing contained in this Agreement shall permit Proha or any of its Representatives, subsidiaries or affiliates, or any Third Party, from engaging in any activities, discussions or negotiations or providing any information or data in connection with any Alternative Proposal that is not a Proha Proposal; provided, that nothing contained in this Agreement or otherwise shall prohibit any Third Party from being an equity or debt financing source to Newco in connection with effecting the transactions contemplated by the Merger Agreement (including any modifications proposed by Newco pursuant to Section 6.3 thereof).  A “Proha Proposal” shall mean an Alternative Proposal made by Proha or by a Third Party found by Proha, directly or indirectly, that would result in Proha or such Third Party acquiring, directly or indirectly, more than 90% of the shares of Company Common Stock that Proha does not own as of the date hereof for a price per share of not less than $1.61 in cash and more than 90% of the shares of Company Preferred Stock that Proha does not own as of the date hereof for a price per share of not less than $2.20 in cash.

(i)                                     In the case of each of the Series A Preferred Stockholders, each such Stockholder acknowledges and agrees that (i) each share of Preferred Stock issued and outstanding shall immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $2.20 per share in cash, payable without interest, to the holder of such share, upon surrender, in the manner provided in Section 2.02 of the Merger Agreement, of a certificate formerly evidencing such share, (ii) its rights under the Securities Purchase Agreement dated June 16, 2004, by and between Artemis International Solutions Corporation and such Stockholder, shall terminate as of the Closing with no further force or effect, including without limitation, any rights it may have under Section 4 thereof, and (iii) each Warrant held by such Stockholder shall be cancelled as of immediately prior to the Effective Time.

SECTION 4.                              Grant of Irrevocable Proxy; Appointment of Proxy.

(a)                                  Each Stockholder hereby irrevocably grants to, and appoints, Lance Jones and Sean Fallon and any other individual designated in writing by either of them, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Alternative Proposal or any Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

(b)                                 Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c)                                  Each Stockholder hereby affirms that such Stockholder’s irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that such Stockholder’s irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

SECTION 5.                              Further Assurances.  Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Newco may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

SECTION 6.                              Certain Events.  Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of Law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors, and such Stockholder further agrees to take all actions necessary to effectuate the foregoing.

SECTION 7.                              Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Newco may in its sole discretion assign, in whole or in one or more parts, any or all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned subsidiary or Affiliate of Newco, but no such assignment shall relieve Newco of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 8.                              Termination.  This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.  In addition, Proha shall have the right to terminate this Agreement with respect to itself only following the receipt by the Company of an unsolicited bona fide written Alternative Proposal that constitutes a Superior Proposal.

SECTION 9.                              General Provisions.

(a)                                  Amendments.  This Agreement is between each Stockholder and Newco severally and not jointly and may not be amended except by an instrument in writing signed by Newco and such amending Stockholder. Any such amendment shall be effective only as to Newco and such amending Stockholder.

(b)                                 Notices.  All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given upon (i) personal delivery, (ii) transmitter’s confirmation of a receipt of a facsimile transmission, or (iii) confirmed delivery by standard overnight carrier or when mailed in the United States by certified or registered mail, postage prepaid, to Newco in accordance with Section 9.04 of the

Merger Agreement and to the Stockholders at their respective addresses set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(c)                                  Interpretation.  When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

(d)                                 Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against each Stockholder and (as between such Stockholder and Newco) Newco when one or more counterparts have been signed by such Stockholder and Newco and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

(e)                                  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

(f)                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such state.

(g)                                 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h)                                 Consent to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware State court for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Stockholders herby appoints the Company as its agent for service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Delaware State court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(i)                                     Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)                                     Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this clause (j).

[Signature Pages Follow]

IN WITNESS WHEREOF, Newco has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

RCN ACQUISITION, INC.

			By:	/s/ Sean Fallon
Name: Sean Fallon
Title: CFO

STOCKHOLDERS:

PROHA PLC

By:	/s/ Pekka Pere
	Name:	Pekka Pere
	Title:	CEO

Address:

EMANCIPATION CAPITAL LP

By:
Name:
Title:

Address:

SCHEDULE A TO STOCKHOLDERS AGREEMENT

Stockholder	Common Stock		Preferred Stock (and any Common Stock into which such Preferred Stock is converted)	Warrants	Options or Other Rights
Proha Plc	7,977,062		0	0	0
Emancipation Capital LP	[152,284	]	1,363,636	136,364	0